PROPOSAL FOR
                       FINANCIAL PUBLIC RELATIONS SERVICES

     This Proposal (Proposal) is made this 14th day of September, 2000, by and between Power Exploration, Inc., 5416 Birchman Ave, Fort Worth, TX 76106, hereinafter referred to as ("PWRX") or "Clienf", and Interwest Associates, 10 Ima Loa Court, Suite 1000, Newport Beach, CA 92663: hereinafter referred to as "ITWX".

     HEREAFTER, the Client and ITWA are referred to collectively as "Parties" and singularly as "Party".

                                    RECITALS

     A. Power Exploration, along with its wholly owned subsidiaries, is a developmental global resource company engaged in oil and gas exploration. In addition to exploration and development of new properties, the Company redevelops currently producing oil and gas fields.

     B. The Client seeks assistance in communicating with the broker-dealer and investment community, and desires to increase the awareness of its client's common stock prospects among high producing retail stockbrokers, market makers, small/micro-cap fund managers and securities analysts.

     C. ITWA specializes in providing public and investor relations services to assist companies in establishing and maintaining good relationships with brokerage firms. and in communicating effectively with investors, shareholders, market makers, securities and analysts and others in the investment conununity.

     D. The Client desires to engage ITWA to provide service in connection with the financial public relations needs of PWRX

     THEREFORE,   the  Client  hereby  engages  the  services  of  ITWA  and  in consideration of the mutual pledge herein contained, the parties hereby agree as follows:

                                     I. Term

     This Agreement shall commence on the date first above written and shall continue until a date ninety (90) days after the date of this Agreement unless extended by mutual written agreement of the parties to this Agreement. ITWA has the right to terminate this Agreement if Client violates or

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  proposes to violate any  applicable  federal or state law, rule or regulation.
  ITWA may also terminate this Agreement in the event that the client should fail to compensate any or part of the compensation set forth in Section V of this Agreement within fifteen (15) days from the date the payment is due.

                                  II. Services

ITWA  shall  provide  consulting   services  to  PWRX  in  connection  with  the
establishment of good relations by PWRX with the investment community, which include the following services:

     a) Develop, implement and maintain an ongoing stock market support system with the general objective of expanding stockbroker awareness of the PWRX Corporation's activities, and hence to generate interest in PWRX stock.

     b) Develop, implement and maintain a system to keep existing stockholders informed with regards to PWRX activities and potential, build a national network of stockbrokers who are informed about and interested in PWRX and develop leads for select brokers to assist them in their marketing of PWRX stock

     c)   Seek to obtain institutional/retail buyers for PWRX stock.

     d) Seek to obtain analyst coverage and reports with respect to PWRX and its business, including follow-up coverage when applicable.

     Services provided by the Consultant are hereby acknowledged by the parties to this Agreement to be limited to those specified herein and are not intended to include any securities brokerage services.

                        III. Use of Agents or Assistants

     To the extent reasonably necessary to enable ITWA to perform its duties set forth in Section 2 hereunder, ITWA shall be authorized to engage the services of any agent which it deems proper, and it may further employ, engage, or retain the services of such other persons or corporations to aid or assist it in the proper performance of its duties.

                                IV. No Guarantee

     Nothing in this Agreement or in the ITWA statements to ITWA will be construed as a guarantee regarding the outcome of PWRX matters, including salability of the securities to be offered. ITWA makes no such promises or guarantees. ITWA comments regarding the outcome of

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PWRX matter,  if any, are  expressions  of opinion only and are not intended for sale or solicitation of securities and/or properties. All opinions and estimates included within any ITWA literature are for information purposes only and is not intended as an offer or solicitation with the respect to the purchase or sales of any security. The opinions expressed by ITWA are subject to change without notice. ITWA must comply with SEC guidelines with respect to being compensated for any financial marketing of PWRX's stock.

                   V. Compensation and Expense Reimbursements

     In consideration for its services pursuant to this Agreement ITWA shall receive the following compensation expense reimbursements.

     I.   COMMON STOCK

          The Client will deposit into ITWA's account 300,000 shares of its restricted Common shares within 5 days of this agreement. If this Agreement is terminated by the client for any reason, the entire number of Client's common stock received by ITWA prior to the termination will be deemed to have been earned by ITWA, and no reduction or refund shall take place.

          If the Client is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the company, as the case may be) shall by operation of law assume the Client's obligations under this Agreement.

     II.  MISCELLANEOUS EXPENSES

          The Client will bear all of the costs relating to the preparation and presentation of materials to its shareholders and the investment community, which are not specified under Section II of this Agreement. Client agrees to reimburse ITWA on a monthly basis for all of the expenses incurred by ITWA that fall outside the scope of services as identified under Section II, including but not limited to travel, lodging, lead generation, advertising, design and print costs, and related expenses. All miscellaneous expenses for reimbursement must be pre-approved by PWRX.

                              VI. Devotion of Time


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     ITWA shall devote a substantial  amount of its time to the  performance  of
its  duties  under  this  Agreement   which  is  necessary  for  a  satisfactory
performance. Should the Client require additional services not included in the Agreement, ITWA shall make a reasonable effort to fit such additional services into its time schedule without decreasing the effectiveness of its performance or its duties hereunder.

                              VII. Entire Agreement

     This Agreement supercedes any and all other agreements, either oral or in writing between the parties hereto with respect to the subject matter hereof, and no other agreement statement or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.


                                VIII. Assignment

     Neither this Agreement nor any duties shall be assignable by ITWA without the prior written consent of the Client, although ITWA may delegate duties as contemplated in Paragraph 3 herein. In the vent of an assignment by ITWA to which the Client has consented, the assignee or his legal representative shall agree in writing with the Client to personally assume, perform, and be bound by the covenants, and agreements contained herein.

                         IX. Successors and Assignment

     Subject to the provision regarding assignment, this Agreement shall be binding on the heirs, executors, administrators, successors, and assigns of the respective parties.

                               X. Attorney's Fees

     If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, or to collect any amounts payable pursuant to the Agreement the prevailing party shall be entitled to full reimbursement of reasonable attorney's fees and costs in addition to any other relief to which it may be entitled.

                                XI. Governing Law

     The validity of this Agreement and of any of its ten-ns or provisions, as well as the rights and duties of the parties hereunder shall be governed by the law of the State of California.

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                                XII Arbitration

     It is understood that the following agreement to arbitrate constitutes a waiver of the right to seek remedies in court including the right to jury trial. The parties agree that all controversies which may arise between the parties convening any transaction or the construction, performance or breach of Us or any agreement between the parties, whether entered into prior to, ot4 or subsequent tot he date hereof, shall be determined by arbitration in accordance with the rules then in effect of the Code of Arbitration of the Commercial Arbitration Rules. All awards hereunder shall be final and judgement upon the award rendered may be entered in any court state or federal, having jurisdiction.

                              XIII. Indemnification

         The Client agrees to indemnify and hold ITWA and its partners, officeis, directors, employees, agents and affiliates (collectively referred to herein as "ITWX') harmless from and against any and all loss, claim, damage, liability and expense (including, without liniitation, costs of investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Consultant may become subject under the United States or foreign securities laws or any applicable statute or regulation ofjurisdiction, or at common law (whether tor@ contract or any other basis), or otherwise, insofar as such loss, claim, damage, liability expense arises from, or is based upon, in whole or in part: (i) a material breach of this Agreement by the Client, or (ii) an untrue statement of a material fact or omission to state a material fact, or allegation of an untrue statement of a material fact or omission to state a material fac@ by the Client in any documents or information provided to the investment community or to individual investors, which was necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, to the extent such breach, untrue statement or omission is the cause of the loss, claim, damage, liability or expense.

                             XIV. Non-circumvention

     ITWA will from time to time introduce potential funding sources and/or sales agents (collectively the "Contact" or "Source") to the Client for the purpose of fulfilling obligation to the Client. The Client covenants not to circumvent ITWA, either directly or indirectly, with respect to any Contact/Source introduced to the Client by ITWA.

                              XV. Confidentiality

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     The parties agree to maintain as  confidential,  and not to disclose to any third party without the prior consent of the other party, any information of a proprietary nature which one party learns from the other party as part of the necessary process of performing their services and obligations under this Agreement, other than information (a) which was already public knowledge at the time it was learned by the party, or which subsequently came into the public domain through no fault of the receiving parties; (b) which is necessary or appropriate to disclose in order to comply with this Agreement; (c) which was lawfully received by the receiving party from a third party free of an obligation of confidence to such third party; (d) which was already in the possession of the receiving party prior to the receipt thereof, directly or indirectly, from the disclosing party; (e) which is required to be disclosed in ajudicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the disclosing party as much advance notice of the possibility of such disclosure as practical so the disclosing party may attempt to obtain a protective order concerning such disclosure; or (f) which is subsequently and independently developed by employees, consultants, or agents of the receiving party without reference to the confidential information disclosed under this Agreement.

                              XVI. Equitable Relief

     The parties agree that money damages would not be a suticient remedy for breach of the Non-circumvention, confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that either party may have, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the non-circumvention, confidentiality and other obligations of the other party under this Agreement. The defaulting party agrees to waive any requirement for a bond in connection with any such injunctive or other equitable relief

                                  XVII Notices

     Any notices given pursuant to this Agreement shall be in writing and shall be deemed received by the party to be notified upon personal delivery, facsimile, air courier, registered mail, return receipt requested, or 72 hours after mailing by the notifying party by first class mail to the address set forth below the party's signature in this Agreement, or to such other different address as the party shall notify the other party in writing in accordance with the terms of this Agreement.

                          XVII. Independent Contractors

         ITWA is an independent contractor with respect to he Client under this Agreement. No partnership, joint venture, employment or fiduciary relationship is intended between the parties to this Agreement. ITWA shall have sole

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discretion in determining the methods and means of performing its services under this Agreement, and in supplying the tools and instruments used by it pursuant to this Agreement.

Executed at Newport Beach, California on the day and year first above written.

ITWA: INTERWEST ASSOCIATES CLIENT: Power Exploration, Inc.

John McConkie, Partner             ATTN: Joe Bennet
10 Ima Loa Court                   5416 Birchman Ave
Newport Beach, CA                  Fort Worth, TX 76106
Phone (949)645-8325                Phone: (817)377-4464
Fax (949)645-8559                  Fax: (817)684-9727


 Signed:                           Signed: /s/ Joe Bill Bennett

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